1040-999 W. Hastings Street

Vancouver, BC, Canada V6C 2W2

Tel: 604.683.1102

Fax: 604.683.2643

E-mail: lsalt@vectorlaw.com

File No. 1343

March 17, 2003

VIA SEDAR

Attention: Manager, Corporate Reporting

The Toronto Stock Exchange

The Exchange Tower

2 First Canadian Place

Toronto, Ontario M5X 1J2

Dear Sirs:

re:

Atna Resources Ltd. (the "Company")

Advance Notice of Annual and Extraordinary General Meeting

Pursuant to Regulation 4 of the Company Act (B.C. Reg. 402/81), enclosed is a copy of the Advance Notice of the Annual and Extraordinary General Meeting for the Company scheduled to be held on May 6, 2003, for which we have requested publication, if possible, in the Legal Notices Section of the March 17, 2003 edition of the Vancouver Province, failing which the March 18, 2003 edition thereof.

Yours very truly,

VECTOR Corporate Finance Lawyers

Per: “Lindsay Salt”

ls

Lindsay Salt

Encl.

Legal Assistant

cc:

Atna Resources Ltd. (Attn: Teresa Cheng - w/encl.)

British Columbia Securities Commission

(Attn: Manager, Information and Records - w/encl., via SEDAR)

Alberta Securities Commission (Attn: Disclosure Section - w/encl., via SEDAR)

Ontario Securities Commission (Attn: Disclosure Section - w/encl., via SEDAR)

Nova Scotia Securities Commission (Attn: Disclosure Section - w/encl., via SEDAR)